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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2000
                                                  -----------------


                           Hines Horticulture, Inc.
            (Exact name of registrant as specified in its charter)

Delaware                           0-24439            33-0803204
---------------------------------  ----------------   ------------------
(State or other jurisdiction of    (Commission File   (I.R.S. Employer
incorporation)                     Number)            Identification No.)


                              12621 Jeffrey Road
                           Irvine, California  92620
                   (Address of principal executive offices)


Registrant's telephone number, including area code: (949) 559-4444
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                                   AMENDMENT

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on March 17, 2000, as set forth in the pages attached hereto:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 3, 2000, Hines Horticulture, Inc. (the "Company") executed a purchase agreement to acquire (i) substantially all of the assets and assume certain liabilities of Lovell Farms, Inc., and Botanical Farms, Inc.; (ii) the capital stock of Enviro-Safe Laboratories, Inc.; and (iii) the partnership interest of Lovell Properties (collectively referred to as "Lovell"). Lovell is a supplier of bedding and holiday plants to independent garden centers, home centers, mass merchandisers and other professional customers in the southeastern United States.

The acquisition was accounted for by the purchase method of accounting and accordingly, the operating results of Lovell from the acquisition date will be recorded in the Company's consolidated financial statements. The purchase price, excluding the assumption of ordinary course liabilities, was $92 million. Additionally, under the terms of the purchase agreement, the Company may be required to make additional payments of up to $12.5 million, contingent upon Lovell achieving certain operating results during 2000 and 2001. In connection with the Lovell acquisition, the Company entered into an amendment to its existing senior credit facility (the "Amended Senior Credit Facility") to provide for a new $100 million term loan and a $15 million increase in the Company's existing working capital revolving credit facility. The term loan requires annual principal payments of $1 million through December 31, 2003, $47 million in fiscal year 2004 and the remaining balance in fiscal year 2005. The term loan and revolving credit facility interest rate is a percentage spread over the U.S. prime rate and the Eurodollar rate depending upon the Company's quarterly leverage and interest rate coverage ratios as defined in the Amended Senior Credit Facility. The term loan and revolving credit facility are secured by substantially all of the assets and common stock of the Company's domestic subsidiaries and 65% of the common stock of its foreign subsidiary. The Lovell acquisition was financed with the term loan described herein.

The closing of the acquisition was announced by the Company in a press release dated March 6, 2000, a copy of which is filed as an exhibit hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The following financial statements of Lovell are being filed with this report:

     Independent Auditors' Report

     Audited Combined Consolidated Balance Sheets as of December 31, 1998 and
     1999

     Audited Combined Consolidated Statements of Operations for the years ended December 31, 1997, 1998 and 1999

     Audited Combined Consolidated Statements of Owners' Equity for the years ended December 31, 1997, 1998 and 1999

     Audited Combined Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999

     Notes to Combined Consolidated Financial Statements
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(b)  PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial information of Lovell are being filed with this report:

     Unaudited Pro Forma Information

     Unaudited Pro Forma Combined Consolidated Balance Sheet as of December 31, 1999

     Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 1999

     Notes to the Unaudited Pro Forma Combined Consolidated Financial
     Information



(c)  EXHIBITS

  * First amendment to Credit Agreement and Consent, dated as of March 3, 2000, among Hines Nurseries, Inc., Sun Gro Horticulture Canada Ltd., as Borrowers, and The Lenders Listed therein, as Lenders, Bank of America National Trust and Savings Association, as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, Deutsche Bank Canada, as Canadian Agent, and Bankers Trust Company, as Administrative Agent

  * Purchase Agreement by and among Hines Nurseries, Inc., Lovell Farms, Inc., Botanical Farms, Inc., Warren W. Lovell III, Jeffrey S. Lovell, Jennifer E. Moreno, as Trustee of the Trace Lovell Family Investment Trust and Enrique
     A. Yanes, Dated as of March 3, 2000

  *  Press Release dated March 6, 2000

     Financial Statements of Lovell listed in Item 7(a) above

     Pro Forma Financial Statements of Lovell listed in Item 7(b) above
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 15, 2000             HINES HORTICULTURE, INC.



                                   By: /s/ Claudia M. Pieropan
                                       ------------------------
                                   Claudia M. Pieropan
                                   Chief Financial Officer
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                               INDEX TO EXHIBITS

Exhibit
Number                                        Description
------                                        ------------

    4.4 (*) First amendment to Credit Agreement and Consent, dated as of March 3, 2000, among Hines Nurseries, Inc., Sun Gro Horticulture Canada Ltd., as Borrowers, and The Lenders Listed therein, as Lenders, Bank of America National Trust and Savings Association, as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, Deutsche Bank Canada, as Canadian Agent, and Bankers Trust Company, as Administrative Agent.

  10.24 (*)    Purchase Agreement by and among Hines Nurseries, Inc., Lovell
               Farms, Inc., Botanical Farms, Inc., Warren W. Lovell III, Jeffrey
               S. Lovell, Jennifer E. Moreno, as Trustee of the Trace Lovell
               Family Investment Trust and Enrique A. Yanes, Dated as of March
               3, 2000.

   99.1 (*)    Press Release dated March 6, 2000.

   99.2 (+)    Financial Statements of Lovell listed in Item 7(a) above

   99.3 (+) Pro Forma Financial Statements of Lovell listed in Item 7(b) above (+)

_________________
+  Filed herewith.
* Incorporated by reference to the same Exhibit number of the Company's Current Report on Form 8-K filed March 17, 2000.